UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)
OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported)
July 14, 2021

READY CAPITAL CORPORATION
(Exact Name of Registrant as Specified in its Charter)

Maryland	001-35808	90-0729143
(State or Other Jurisdiction Of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1251 Avenue of the Americas,
50th Floor

New York, NY 10020

(Address of principal executive offices)

(Zip Code)

Registrant’s telephone number, including area code: (212) 257-4600

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Exchange Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.0001 par value per share	RC	New York Stock Exchange
6.25% Series C Cumulative Convertible Preferred Stock, $0.0001 par value per share	RC PRC	New York Stock Exchange
6.50% Series E Cumulative Redeemable Preferred Stock, $0.0001 par value per share	RC PRE	New York Stock Exchange
7.00% Convertible Senior Notes due 2023	RCA	New York Stock Exchange
6.20% Senior Notes due 2026	RCB	New York Stock Exchange
5.75% Senior Notes due 2026	RCC	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging Growth Company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.07 Submission of Matters to a Vote of Security Holders.

(a) The Annual Meeting of Stockholders (the “Annual Meeting”) of Ready Capital Corporation (the “Company”) was held virtually on July 14, 2021, at which 57,003,586 shares of the Company’s common stock were represented in person or by proxy representing approximately 78.88% of the issued and outstanding shares of the Company’s common stock entitled to vote.

(b) At the Annual Meeting, the Company’s stockholders (i) elected the eight directors below to serve on the Company’s board of directors until the Company’s 2022 annual meeting of stockholders and until their respective successors are duly elected and qualify; (ii) ratified the appointment of Deloitte & Touche, LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2021; and (iii) approved, on an advisory basis, the compensation of the Company’s named executive officers. The proposals are described in detail in the Company’s 2021 Proxy Statement. The final results for the votes regarding each proposal are set forth below.

(i) The voting results with respect to the election of each director were as follows:

Name	Votes For	Votes Withheld	Broker Non-Votes
Thomas E. Capasse	44,476,810	1,280,031	11,246,745
Jack J. Ross	42,207,647	3,549,194	11,246,745
Frank P. Filipps	44,986,076	770,765	11,246,745
Dominique Mielle	45,295,447	461,394	11,246,745
Gilbert E. Nathan	40,873,963	4,882,878	11,246,745
Andrea Petro	39,595,114	6,161,727	11,246,745
J. Mitchell Reese	37,837,272	7,919,569	11,246,745
Todd M. Sinai	40,254,856	5,501,985	11,246,745

(ii) The voting results with respect to the ratification of the appointment of Deloitte & Touche LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2021 were as follows:

Votes For	Votes Against	Abstain	Broker Non-Votes
56,431,593	346,514	225,474	0

(iii) The voting results with respect to the approval, on an advisory basis, of the compensation of the Company’s named executive officers were as follows:

Votes For	Votes Against	Abstain	Broker Non-Votes
37,179,745	6,367,726	2,209,367	11,246,748

Item 8.01. Other Events.

On July 15, 2021, the Company issued a press release announcing the appointment of Adam Zausmer to serve as Chief Credit Officer, effective July 15, 2021.

Mr. Zausmer, 44, joined the Company’s manager, Waterfall Asset Management, LLC (the “Manager”), in 2013. Prior to joining the Manager, Mr. Zausmer was a Senior Underwriter with JPMorgan Chase’s Commercial Term Lending business. From 2004 to 2012, Mr. Zausmer was a Vice President on the Credit Risk Management team at Credit Suisse, specializing in credit, underwriting and workouts for the global CMBS and Corporate Finance platforms. Mr. Zausmer began his career in 1999 as a Management Associate within Citigroup’s Global Shared Services division and transitioned to the Residential Real Estate business as a Senior Credit Risk Analyst until 2004. Mr. Zausmer received a Bachelor of Science degree in Business Administration from the University at Buffalo in 1999 and a Master of Science degree in Real Estate from New York University in 2007.

The Company does not have agreements with any of its executive officers or any employees of the Manager or the Manager’s affiliates with respect to their cash compensation. Mr. Zausmer, like the Company’s other executive officers, is an employee of the Manager and will not receive cash compensation from the Company for serving as one of its executive officers. The Company expects Mr. Zausmer to be primarily dedicated to the Company. Pursuant to the Company’s management agreement with the Manager, the Company will pay an allocable share of the compensation of Mr. Zausmer. Accordingly, the Company intends to reimburse 100% of his compensation.

Item 9.01. Financial Statements and Exhibits

Exhibit	Description
99.1	Press Release, dated July 15, 2021
104.1	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Ready Capital Corporation

	By:	/s/ Andrew Ahlborn
	Name:	Andrew Ahlborn
	Title:	Chief Financial Officer

Dated: July 20, 2021